UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2017

SUMMIT MATERIALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36873	47-1984212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Wynkoop Street, 3rd Floor Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 893-0012

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 17, 2017, Summit Materials, Inc. (the “Company”) held its 2017 annual meeting of stockholders.  At the annual meeting, stockholders voted on the matters disclosed in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 30, 2017 (the “Proxy Statement”).  The final voting results for the matters submitted to a vote of stockholders were as follows:

Proposal No. 1 — Election of Directors

At the annual meeting, the Company’s stockholders elected the persons listed below as Class II directors for a three-year term expiring at the Company’s 2020 annual meeting of stockholders or until their respective successors are duly elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
Ted A. Gardner	72,126,636	28,277,827	5,859,290
John R. Murphy	67,021,131	33,383,332	5,859,290
Steven H. Wunning	99,876,338	528,125	5,859,290

Proposal No. 2 — Ratification of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2017.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
105,718,445	27,059	518,249	N/A

Proposal No. 3 — Non-Binding Vote on Executive Compensation

The Company’s stockholders approved, in a non-binding advisory vote, the compensation paid to the Company’s named executive officers as disclosed in the Proxy Statement.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
96,558,490	3,308,428	537,545	5,859,290

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT MATERIALS, INC.

Date: May 18, 2017	By:	/s/ Anne Lee Benedict
	Name:	Anne Lee Benedict
	Title:	Executive Vice President, Chief Legal Officer and Secretary

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